SUBSCRIPTION AGREEMENT

INTEC BIOPLASTICS, INC.

(A Wyoming Corporation)

Regulation A, Tier 2 Offering of Common Stock With Royalty Right

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between Intec Bioplastics, Inc., a Wyoming corporation (the “Company”), and the undersigned subscriber (“Subscriber”), in connection with the Company’s offering (the “Offering”) of up to 75,000,000 shares of the Company’s common stock, $0.00001 par value (the “Shares”), at a price of $1.00 per Share, together with a contractual royalty right as described herein and in the Company’s Offering Circular dated ____________, 2025 (as amended, supplemented or qualified from time to time, the “Offering Circular”). Capitalized terms not defined herein have the meanings set forth in the Offering Circular.

The Company is conducting the Offering pursuant to Tier 2 of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber understands and agrees that this Agreement is subject to the Company’s acceptance, in whole or in part, in its sole discretion.

1. SUBSCRIPTION

1.1 Subscription Amount. The undersigned hereby irrevocably subscribes for, and agrees to purchase, the number of Shares set forth below, for a total purchase price equal to:

Number of Shares Subscribed: ____________

Price per Share: $1.00

Total Purchase Price: $____________ (the “Purchase Price”)

1.2 Royalty Right Included With Shares. In addition to the Shares, Subscriber will receive a royalty right entitling Subscriber to participate pro rata in the Company’s existing 9% gross-revenue royalty pool, until Subscriber has received cumulative royalty payments equal to five times (5×) the Subscriber’s Purchase Price (the “Royalty Cap”). Once the Royalty Cap is reached, the royalty right terminates.

1.3 Royalty Structure Acknowledgment. Subscriber acknowledges and agrees that:

(a)The royalty pool is already diluted and will be further diluted by all royalty rights issued in this Offering and any future issuances;

(b)Royalty payments are based on gross revenues, not profits, and the Company may never reach revenue levels sufficient to pay any royalties;

(c) Royalty rights are not equity securities, not debt, and confer no voting, no ownership, and no liquidation rights.

2. ACCEPTANCE OF SUBSCRIPTION; CLOSINGS

2.1 Acceptance or Rejection. The Company may accept or reject this subscription, in whole or in part, in its sole discretion. Subscriber will be notified of acceptance through electronic confirmation from the Company or its processing agent.

2.2 Multiple Closings. The Company may accept subscriptions and admit Subscribers on a rolling basis, including on the same day a subscription is received. The Company may conduct one or more closings at any time in its sole discretion, and is not required to wait any minimum number of days between closings. Upon the Company’s acceptance of a subscription, the Purchase Price will be immediately available for use by the Company, and the Shares will be issued to Subscriber in book-entry form as of such acceptance.

2.3 No Escrow; Immediate Availability of Funds. Subscriber acknowledges that no escrow arrangement exists. Funds submitted will be released to the Company upon acceptance of the subscription.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

Subscriber hereby represents, warrants, covenants, and agrees as follows, each of which is deemed relied upon by the Company, its officers and directors, and its broker-dealer of record in accepting this subscription:

3.1 Receipt, Review, and Understanding of Offering Materials. Subscriber represents and warrants that:

(a) Subscriber has received, carefully read, and fully understands the Offering Circular, including all risk factors, financial statements, exhibits, supplements, and updates filed by the Company. The Offering Circular was made available to Subscriber sufficiently in advance of making any investment decision.

(b) Subscriber has had adequate opportunity to ask questions of the Company and its representatives, and all such questions have been answered to Subscriber’s complete satisfaction.

(c) Subscriber understands that no governmental authority, including the SEC or any state securities regulator, has recommended or approved the Shares or passed on the accuracy or adequacy of the Offering Circular.

(d) Subscriber acknowledges that investing in the Shares and royalty right involves a high degree of risk, including the risk of losing the entire investment.

3.2 Qualified Purchaser Status; Suitability; Accuracy of Financial Information. Subscriber certifies, represents, and warrants that:

(a) Subscriber meets the definition of a “qualified purchaser” under Rule 251(d)(2)(i) of Regulation A.

(c)If Subscriber is not an accredited investor, Subscriber’s investment does not exceed 10% of the greater of: (i) Subscriber’s annual income or net worth (if an individual), or (ii) Subscriber’s annual revenue or net assets (if an entity).

(d)Subscriber has truthfully and accurately completed all investor-qualification, KYC, AML, suitability, and source-of-funds information requested by the Company or its broker-dealer, and such information remains true, complete, and correct in all respects.

(e) Subscriber acknowledges that the Company is relying on the accuracy and completeness of Subscriber's responses and understands that any misrepresentation may constitute a violation of federal or state securities laws.

(f) Subscriber has such knowledge, sophistication, and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Shares and the associated royalty right.

3.3 Ability to Bear Economic Risk; Illiquidity. Subscriber further represents and warrants that:

(a) Subscriber can bear the economic risk of losing 100% of the investment.

(b) Subscriber has no present or anticipated need for liquidity, understands that no public market currently exists for the Shares, and acknowledges that a market may never develop.

(c) Subscriber understands that the Shares are restricted securities that cannot be sold, transferred, pledged, or otherwise disposed of except in strict compliance with federal securities laws, state blue sky laws, and the Company’s transfer agent procedures.

(d) Subscriber is financially able to continue to bear such risks for an indefinite period of time.

3.4 No Reliance on Unauthorized Statements; Reliance Solely on Offering Materials. Subscriber represents and warrants that:

(a) Subscriber has not relied on any written or oral representations, warranties, statements, projections, estimates, forecasts, or other information made by the Company, its officers, employees, agents, placement agents, finders, or affiliates, except as expressly contained in the Offering Circular and this Agreement.

(b) Subscriber acknowledges that no person has been authorized to make representations or provide information on behalf of the Company other than those set forth in the Offering Circular.

(c) Subscriber is not relying on future performance, revenue projections, royalty estimates, valuation expectations, or any prediction regarding the Company’s ability to pay dividends, royalties, or achieve a stock market listing.

(d) Subscriber understands and acknowledges that past performance, prototype results, or statements about market opportunity do not guarantee future results.

3.5 Investment Intent; No Resale or Distribution; Compliance With Securities Laws. Subscriber represents and warrants that:

(a) Subscriber is acquiring the Shares and the royalty right solely for investment purposes and not with a view to resale, distribution, subdivision, or fractionalization.

(b) Subscriber is not purchasing the Shares as a nominee for any undisclosed person or entity.

(c) Subscriber shall not engage in any hedging transaction that may be considered a sale under federal securities laws unless in compliance with the Securities Act.

(d) Subscriber agrees to comply with all restrictions on transfer described in the Offering Circular and understands that the Company is not required to register the Shares under the Securities Act.

3.6 Anti–Money Laundering, Anti-Terrorism, and Sanctions Compliance. Subscriber represents, warrants, and certifies that:

(a) The funds used to purchase the Shares are derived from legitimate, lawful sources and were not obtained, directly or indirectly, through any illegal activity.

(b) Subscriber is not (i) the subject of any investigation under anti-money laundering statutes; (ii) on the OFAC SDN List or owned/controlled by any such person; (iii) acting on behalf of any foreign shell bank or other prohibited entity; (iv) located in, organized in, or a resident of any sanctioned country administered by OFAC; and (v) otherwise engaged in any conduct that would cause the Company to violate AML, CFT, sanctions, anti-corruption, or anti-bribery laws.

(c) Subscriber will promptly notify the Company of any change in circumstances that would render any of the foregoing representations untrue.

(d) Subscriber understands and agrees that the Company may be required to disclose information to governmental authorities and may reject, rescind, or freeze the subscription if required by AML or sanctions laws.

3.7 Understanding of Royalty Structure and Investor Acknowledgements. Subscriber specifically acknowledges and warrants that:

(a) The royalty right is a contractual payment right only, not stock, not debt, and not an equity security.

(b) Royalty payments come solely from the Company’s 9% gross-revenue royalty pool, which is already diluted and expected to be further diluted.

(c) The Company has no obligation to generate revenue, and Subscriber may never receive any royalty payments or reach the 5× Royalty Cap.

(d) Subscriber has not relied on any representation as to the probability, amount, timing, or likelihood of royalty payments.

(e) Royalty payments are subordinate to all creditor rights and may be subordinated to future debt or royalty structures.

3.8 Authority; Capacity; Binding Obligation. Subscriber represents and warrants that:

(a) If an individual, Subscriber has legal capacity to enter into this Agreement.

(b) If an entity, Subscriber is duly organized, validly existing, in good standing, and has obtained all necessary corporate, partnership, trust, or LLC authorizations to enter into this Agreement.

(c) This Agreement constitutes a legal, valid, binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

3.9 No Litigation; No Bad Actor Disqualification. Subscriber represents and warrants that:

(a) Subscriber is not subject to any order, judgment, decree, investigation, or litigation that would prevent or impair its ability to perform under this Agreement.

(b) Subscriber is not a “Bad Actor” within the meaning of Rule 262 of Regulation A.

3.10 Tax Acknowledgment. Subscriber acknowledges that:

(a) The Company has not provided tax advice, and Subscriber has relied solely on Subscriber’s own tax advisors.

(b) Subscriber is solely responsible for any tax consequences of purchasing, owning, or disposing of the Shares or royalty right.

3.11 Indemnification by Subscriber. Except as otherwise prohibited under the Securities Act, Subscriber agrees to indemnify, defend, and hold harmless the Company, its officers, directors, employees, agents, and affiliates from and against any loss, liability, claim, damage, or expense (including attorney’s fees) arising out of or relating to:

(a) any misrepresentation or breach by Subscriber of any representation or warranty in this Agreement;

(b) any failure by Subscriber to comply with applicable law; or

(c) any action arising from the Company’s reliance upon Subscriber’s certifications.

4. COMPANY REPRESENTATIONS

The Company represents and warrants only that:

4.1 Due Formation. The Company is a corporation duly formed and in good standing under the laws of Wyoming.

4.2 Authority. The Company has the authority to enter into this Agreement and issue the Shares and royalty rights.

4.3 Use of Proceeds. The Company will use proceeds in the manner described in the “Use of Proceeds” section of the Offering Circular.

5. ROYALTY RIGHT TERMS

5.1 Royalty Pool Participation. Subscriber will receive its pro rata share of 9% of the Company’s quarterly gross revenues, distributed to all royalty holders.

5.2 Royalty Cap. Royalty payments continue until Subscriber has received an aggregate amount equal to 5× the Purchase Price.

5.3 Dilution. Subscriber acknowledges that (i) All royalty holders share the same pool;

(ii) Future issuances of royalty-bearing instruments reduce per-holder allocations; and, (iii) The board may authorize future royalty obligations in its discretion.

5.4 No Lien, No Priority. Royalty rights are unsecured, contractual, and non-priority.

5.5 Termination. The royalty right terminates upon payment of the Royalty Cap or upon dissolution/liquidation of the Company.

6. TRANSFER RESTRICTIONS

6.1 General Restrictions. Shares may not be transferred except in compliance with:

(a) Federal securities laws;

(b) State blue sky laws; and

(c) Company transfer agent procedures.

6.2 Book-Entry Issuance. Shares will be issued electronically by Colonial Stock Transfer, the Company’s transfer agent.

7. JURY TRIAL WAIVER; FORUM SELECTION

7.1 Jury Trial Waiver. Subscriber waives any right to a jury trial for all disputes arising out of this Agreement other than claims arising under federal securities laws, consistent with the Offering Circular disclosures.

7.2 Exclusive Forum. Subscriber agrees that any action under this Agreement shall be brought exclusively in the state or federal courts of California, except for claims requiring exclusive federal jurisdiction under the Exchange Act.

8. MISCELLANEOUS

8.1 Governing Law. This Agreement shall be governed by the laws of the State of Wyoming, except for the forum clause above.

8.2 Binding Effect. This Agreement is binding upon Subscriber’s heirs, successors, permitted assigns, and legal representatives.

8.3 Severability. If any provision is held unenforceable, it shall be severed without affecting the remainder of the Agreement.

8.4 Entire Agreement. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties.

8.5 Electronic Signatures. Electronic execution and delivery shall be deemed valid and binding.

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SIGNATURE PAGE

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SUBSCRIPTION AGREEMENT

INTEC BIOPLASTICS, INC.

(A Wyoming Corporation)

Regulation A, Tier 2 Offering of Common Stock With Royalty Right

SUBSCRIBER INFORMATION

Name of Subscriber: ____________________________________

Entity Type (if applicable): ________________________________

Address: _______________________________________________

Email: _________________________________________________

Phone: _________________________________________________

Taxpayer Identification Number / SSN: ______________________

Number of Shares: ____________________

Total Purchase Price: $________________

Subscriber Signature:

Name: ___________________________________

Title (if entity): __________________________

Date: ____________________________________

ACCEPTANCE BY INTEC BIOPLASTICS, INC.

The foregoing subscription is hereby:

☐ Accepted

☐ Rejected

INTEC BIOPLASTICS, INC.

a Wyoming Corporation

By: ___________________________________

Name: __________________________________

Title: ___________________________________

Date: ___________________________________